Exhibit 12.2

CERTIFICATIONS

I, Toyoaki Nakamura, certify that:

1. I have reviewed this annual report on Form 20-F of Hitachi, Ltd. as amended by Amendments No. 1 and No. 2 thereto; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2008	By:	/s/ Toyoaki Nakamura
Name: Toyoaki Nakamura
Title: Senior Vice President and Executive Officer